UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 27, 2012

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT	3
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURE	4

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Principal Operating Officer

On June 27, 2012, Ensco plc announced that William S. Chadwick, Executive Vice President and Chief Operating Officer, will retire effective as of August 31, 2012.

(c) Appointment of Principal Operating Officer

In connection with Mr. Chadwick’s retirement, the Company also announced that J. Mark Burns, currently Senior Vice President – Western Hemisphere, will succeed Mr. Chadwick as Executive Vice President and Chief Operating Officer effective September 1, 2012.

Mr. Burns, age 55, joined Ensco in June 2008 as President of ENSCO Offshore International Company, a subsidiary of Ensco. In December 2009, Mr. Burns was appointed as Senior Vice President of the Company, and he was elected to his current position of Senior Vice President—Western Hemisphere in May 2011. Prior to joining Ensco, Mr. Burns served in various international capacities with Noble Corporation. In 2007, Mr. Burns was named IADC Drilling Contractor of the Year. He holds a Bachelor of Arts Degree in Business and Political Science from Sam Houston State University.

In connection with his promotion, Mr. Burns’ base salary will be increased to $550,000, and his target annual incentive award percentage will be increased to 80%. He also will receive a restricted share award with a grant-date fair value of $340,000 and a performance unit award with a target value of $340,000. The Company will relocate Mr. Burns to London in connection with his promotion, and he will receive the overseas allowances provided to our expatriate officers in London, as further described in our proxy statement for our 2012 annual general meeting of shareholders, filed with the Securities and Exchange Commission on April 4, 2012, under “Compensation Discussion and Analysis-Overseas Allowances and Reimbursements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: June 27, 2012	/s/ MICHAEL K. WILEY
Michael K. Wiley
Vice President – Human Resources

4